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                                                                      Exhibit 21
                                                                      ----------

                         Subsidiaries of the Registrant
                         ------------------------------

     Certain active subsidiaries of the Registrant and their subsidiaries are listed below. The names of certain subsidiaries, which considered in the aggreate would not constitute a significant subsidiary, have been omitted.


                                          State of
Name                                    Organization
----                                    ------------

Neches River Holding Corp                Delaware

Polymer Asphalt Products, L.C.           Missouri

Port Arthur Coker Company, L.P.          Delaware

Port Arthur Finance Corp.                Delaware

Premcor Investments Inc.                 Nevada

Premcor P.A. Pipeline Company            Delaware

Premcor Pipeline Co.                     Delaware

Premcor Port Arthur Finance Corp.        Delaware

The Premcor Refining Group               Delaware

Premcor USA Inc.                         Delaware

Retail Holdings, L.L.C.                  Delaware

Sabine River Holding Corp.               Delaware